CHENIERE ENERGY, INC.

                                                                TWO ALLEN CENTER
                                                   1200 SMITH STREET, SUITE 1740
                                                       HOUSTON, TEXAS 77002-4312
                                                                  (713) 659-1361
                                                             FAX: (713) 659-5459


                                 January 6, 1999

Beta Oil & Gas, Inc.
901 Dove Street, Suite 230
Newport Beach, CA  92660
Attention:  Mr. Steve Antry, President

         Re:      Option Agreement
                  Heron, Stingray, and King Creole Prospects
                  West Cameron Area, Louisiana

Gentlemen:

         Cheniere is the owner of interests in:

(i) the Oil, Gas and Mineral Leases described in Exhibit A-1 attached hereto (the "Heron Leases"), which cover lands comprising the prospect known to Cheniere as the "Heron
                   Prospect." The lands covered by the Heron Prospect are depicted on Exhibit A-2 as the yellow shaded "Lease Block" (the "Heron Lease Block").

(ii) the Oil, Gas and Mineral Leases described in Exhibit B-1 attached hereto (the "Stingray Leases"), which cover lands comprising the prospect known to Cheniere as the "Stingray Prospect." The lands covered by the Stingray Prospect are depicted on Exhibit B-2 as the yellow shaded "Lease Block" (the "Stingray Lease Block").


(iii) the Oil, Gas and Mineral Leases described in Exhibit C-1 attached hereto (the "King Creole Leases"), which cover lands comprising the prospect known to Cheniere as the "King Creole Prospect." The lands covered by the King Creole Prospect are depicted on Exhibit C-2 as the yellow shaded "Lease Block" (the "King Creole Lease Block").

         For and in consideration of ONE HUNDRED DOLLARS ($100) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Cheniere hereby grants to Beta Oil & Gas, Inc. ("Beta") the option for a period of sixty (60) days after the date hereof to purchase from Cheniere an undivided fifteen percent (15%) of 8/8ths interest in the Heron Leases, Stingray Leases and/or King Creole Leases. The purchase prices for the undivided fifteen percent interest in the Heron Leases, Stingray Leases, and King Creole Leases, respectively, are:

         Heron Leases                       $255,000
         Stingray Leases                    $100
         King Creole                        $230,000

(the aggregate of such purchase prices being equal to a portion of seismic costs incurred by Cheniere in connection with such prospects plus 20% of the aggregate of leasehold acquisition costs incurred Cheniere for the Heron, Stingray and King Creole Leases). If additional leasehold acquisition costs (including, without limitation, delay rentals) for the Heron Leases, Stingray Leases or King Creole Leases are incurred by or billed after the date hereof, then Cheniere will notify Beta of such additional costs, with supporting documentation, and the purchase price for the affected Leases shall be adjusted upward by an amount equal to fifteen percent (15%) of such additional costs.

         The option granted herein may be separately exercised by Beta as to the Heron Leases, Stingray Leases and King Creole Leases, by (i) Beta's payment to Cheniere of the purchase price(s), as provided above, for the Leases covering the respective prospect(s) which Beta elects to acquire; and (ii) Beta's execution and delivery to Cheniere of a prospect agreement, substantially in the form of Exhibit D attached hereto, for each such prospect Beta elects to acquire. This option shall terminate if within sixty (60) days after the date hereof Cheniere has not received from Beta the purchase price and executed prospect agreement provided above.

                  If Beta does not exercise its option to acquire an interest in the Heron, Stingray, or King Creole Leases, then Beta agrees (i) to maintain the confidentiality of all information in the possession of Beta concerning such Leases and prospects; and (ii) for a period of three (3) years after the date hereof, not to acquire oil and gas interests (including, without limitation, leasehold interests, fee mineral interests, net profits interests, royalty or overriding royalty interests, farmouts or other interests) covering lands within the respective Lease Block or the Area of Mutual Interest for the rejected prospect, as shown in the exhibits hereto. If, notwithstanding the foregoing, Beta acquires such interests, then within fourteen (14) days after receipt of assignments or conveyances of such interests, Beta shall by written notice offer to assign such interests to Cheniere upon Cheniere's payment to Beta of Beta's acquisition costs therefor, documentation of which shall be furnished by Beta to Cheniere. Cheniere shall have thirty (30) days after receipt of such notice in which to elect whether to acquire such interest. If Cheniere does not tender the purchase price for such interests within such period, Cheniere shall be deemed to have elected not to acquire such interest. Contemporaneously with Cheniere's payment of the purchase price therefor, Beta shall deliver executed and acknowledged assignments of such interests to Cheniere in form and substance reasonably acceptable to Cheniere, free of all claims or encumbrances by, through or under Beta.

         This Option Agreement may not be assigned by Beta without the prior written consent of Cheniere, which consent may be withheld by Cheniere at its sole discretion; provided, however, that this provision shall not apply to assignments by Beta of leasehold interests acquired upon exercise of its options hereunder.

         The notices provided for in this agreement shall be in writing and delivered by certified U.S. mail, return receipt requested, telecopy, or overnight courier or messenger with receipt confirmation, to the addresses below:

                              CHENIERE ENERGY, INC.
                                Two Allen Center
                          1200 Smith Street, Suite 1740
                                Houston, TX 77002
                            Attn: Walter L. Williams
                              phone (713) 659-1361
                               fax (713) 659-5459


                              BETA OIL & GAS, INC.
                           901 Dove Street, Suite 230
                             Newport Beach, CA 92660
                                Attn: Steve Antry
                              phone (949) 752-5212
                               fax (949) 752-5757

Notices hereunder shall be deemed made upon receipt.

         Time is of the essence in the performance or exercise of this Option Agreement.

         Please indicate your acceptance of the foregoing by signing an original counterpart of this letter in the space provided below and returning it to me.

                                   Sincerely,

                                                     CHENIERE ENERGY, INC.



                                                     /s/Walter L. Williams
                                                     President & CEO

AGREED TO AND ACCEPTED THIS _____ DAY OF _______________, 1999.

BETA OIL AND GAS, INC.



/s/Steve Antry
President & CEO